UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-36295	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On December 29, 2006, Enova Systems, Inc. filed the attached press release on the Regulatory News Service, in London, regarding the results of operations for the three months and nine months ending September 30, 2006, as required by the AIM Rules.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 UK Press Release, dated December 29, 2006

This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "could," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology and statements about industry trends and Enova's future performance, operations and products. These forward looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems' periodic filings with the Securities and Exchange Commission, including but not limited to Enova's annual report on Form 10-K for the year ended December 31, 2005. This forward-looking information should be considered only in connection with the aforementioned risk factors. Enova assumes no obligation to update such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

December 29, 2006	By:	/s/ Corinne Bertrand

Name: Corinne Bertrand
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	UK Earnings Release